Exhibit 99.1

Triple-S Management Corporation
1441 F.D. Roosevelt Ave.
San Juan, PR 00920
www.triplesmanagement.com

FOR FURTHER INFORMATION:

AT THE COMPANY:	INVESTOR RELATIONS:
Juan José Román-Jiménez	Mr. Garrett Edson
EVP and Chief Financial Officer	ICR
(787) 749-4949	(787) 792-6488

Triple-S Management Corporation Announces Chief Financial Officer Juan José Román-Jiménez to Retire

- Will remain in CFO role until successor is chosen -

- Will support new CFO to ensure smooth and orderly transition -

SAN JUAN, Puerto Rico – December 7, 2020 – Triple-S Management Corporation (NYSE: GTS), a leading health services company in Puerto Rico, today announced its Executive Vice President and Chief Financial Officer Juan José Román-Jiménez will retire at the conclusion of a planned transition, capping a three-decade career as a finance executive that included serving as CFO for two public companies. Mr. Román-Jiménez will remain in his role until his successor is chosen and will help ensure a smooth and orderly transition. Triple-S Management has engaged an executive search firm to identify suitable candidates for the CFO role and aims to complete the process by the close of the second quarter of 2021.

“On behalf of the Board and our team, I want to extend my most sincere gratitude to Juan José for his leadership and his significant and numerous contributions to Triple-S,” said Roberto Garcia-Rodriguez, President and Chief Executive Officer. “Along with ensuring we maintained a strong balance sheet during challenging times, Juan José has been an integral part of the team that turned around our managed care business and set us on a path toward sustainable and profitable growth. He has been a wonderful partner over the past five years. We all wish Juan José the best as he moves into the next chapter of his life.”

“It has been a terrific experience and honor to lead Triple-S’s finance team and work alongside Bobby. Collectively, we’ve laid the foundation for the Company to develop an integrated delivery model that provides seamless holistic care and become the premier health services company in Puerto Rico,” said Mr. Román-Jiménez. “I look forward to aiding my successor to ensure a smooth transition, and have full confidence in the Triple-S leadership team and their growth strategy to create value for our members and all of our stakeholders for years to come.”

About Triple-S Management Corporation

Triple-S Management Corporation, a health services company, is one of the top players in the Puerto Rico healthcare industry, with over 60 years of experience.  It is the premier insurance and managed care brand, with the largest customer base and broadest provider networks on the island.  We have the exclusive right to use the Blue Cross Blue Shield name and mark throughout Puerto Rico, the U.S. Virgin Islands, Costa Rica, the British Virgin Islands and Anguilla, and offer a broad portfolio of managed care and related products in the Commercial, Medicare Advantage and Medicaid markets. Triple-S is also a well-known brand in the life insurance and property and casualty insurance markets in Puerto Rico, with strong customer relationships and a significant market share. For more information about Triple-S Management, visit www.triplesmanagement.com or contact investorrelations@ssspr.com.

Forward-Looking Statements

This document contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information about possible or assumed future sales, results of operations, developments, regulatory approvals or other circumstances. Sentences that include “believe”, “expect”, “plan”, “intend”, “estimate”, “anticipate”, “project”, “may”, “will”, “shall”, “should” and similar expressions, whether in the positive or negative, are intended to identify forward-looking statements.

All forward-looking statements in this news release reflect management’s current views about future events and are based on assumptions and subject to risks and uncertainties. Consequently, actual results may differ materially from those expressed here as a result of various factors, including all the risks discussed and identified in public filings with the U.S. Securities and Exchange Commission (SEC).

In addition, the Company operates in a highly competitive, constantly changing environment, influenced by very large organizations that have resulted from business combinations, aggressive marketing and pricing practices of competitors, and regulatory oversight. The following factors, if markedly different from the Company’s planning assumptions (either individually or in combination), could cause Triple-S Management’s results to differ materially from those expressed in any forward-looking statements shared here:

•	Trends in health care costs and utilization rates
•	Ability to secure sufficient premium rate increases
•	Competitor pricing below market trends of increasing costs
•	Re-estimates of policy and contract liabilities and reserves
•	Changes in government laws and regulations of managed care, life insurance or property and casualty insurance
•	Significant acquisitions or divestitures by major competitors
•	Introduction and use of new prescription drugs and technologies
•	A downgrade in the Company’s financial strength ratings
•	Litigation or legislation targeted at managed care, life insurance or property and casualty insurance companies
•	Ability to contract with providers consistent with past practice
•	Ability to successfully implement the Company’s disease management, utilization management and Star ratings programs
•	Ability to maintain Federal Employees, Medicare and Medicaid contracts
•	Volatility in the securities markets and investment losses and defaults
•	General economic downturns, major disasters, and epidemics

This list is not exhaustive. Management believes the forward-looking statements in this release are reasonable. However, there is no assurance that the actions, events or results anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on the Company’s results of operations or financial condition. In view of these uncertainties, investors should not place undue reliance on any forward-looking statements, which are based on current expectations. In addition, forward-looking statements are based on information available the day they are made, and (other than as required by applicable law, including the securities laws of the United States) the Company does not intend to update or revise any of them in light of new information or future events.

Readers are advised to carefully review and consider the various disclosures in the Company’s SEC reports.